UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2016

Patriot National, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36804	46-4151376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 1650 Fort Lauderdale, Florida		33301
(Address of Principal Executive Offices)		(Zip Code)

(954) 670-2900

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed in the Current Report on Form 8-K filed on November 23, 2016, the United States District Court for the Southern District of New York (the “Court”) granted a temporary restraining order enjoining Patriot National, Inc. (the “Company”) from issuing a special cash dividend of $2.50 per share of common stock on December 9, 2016, unless the Company first places $57.5 million in escrow pending a hearing on December 1, 2016.

At the hearing held on December 1, 2016, following arguments, the Court lifted the temporary restraining order and denied the request for a preliminary injunction that would have continued to prohibit the Company from issuing the special cash dividend of $2.50 per share of common stock unless the Company placed $57.5 million in escrow. The Company expects to pay the announced special dividend as planned on December 9, 2016 to shareholders of record at the close of business on November 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL, INC.

Date: December 1, 2016	By:	/s/ Christopher A. Pesch
		Name:	Christopher A. Pesch
		Title:	Executive Vice President, General Counsel, Chief Legal Officer and Secretary